Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 12-2006                                              April 21, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation is pleased to announce that our wholly owned Brazilian subsidiary, Aurora Gold Mineracao Ltda, has entered into a Memorandum of Understanding over the Bigode property in the Tapajos Gold province, Para state, Brazil. Recent rock chip sampling confirms high-grade mineralisation.

Balcatta,  WA,  Australia,  -  April 21, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce that our wholly owned Brazilian subsidiary, Aurora Gold Minera o Ltda, has entered into a memorandum of understanding over the Bigode property in the Tapajos Gold Province, State of Para, Brazil.

Based on the highly encouraging first pass rock chip results Aurora Gold is continuing with the initial exploration programs to fast track drilling targets for the near future.

Significant  rock  chip  results  from  the  Bigode  Property  include:

81.9  g/t  Gold  with  88  g/t  Silver
48.1  g/t  Gold  with  32  g/t  Silver
39.4  g/t  Gold  with  44  g/t  Silver
12.7  g/t  Gold  with  10  g/t  Silver
10.4  g/t  Gold  with  185  g/t  Silver
8.52  g/t  Gold  with  8  g/t  Silver
6.26  g/t  Gold  with  8  g/t  Silver
4.74  g/t  Gold  with  4  g/t  Silver

Several samples are also anomalous for Copper and Zinc, and with the high grades of silver the property shows great potential to host a large mineralised system.

Aurora Gold conducted a rock chip program over an area recently being excavated for free gold in alluvial systems and the weathered granitic overburden via water canon and sluice. The sample results, listed above, demonstrate that the quartz vein systems are highly mineralised and can be traced across the river valley for at least 200m.

Aurora Gold is confident the quartz vein systems are part of a much more extensive mineralised system and is currently planning to continue mapping and sampling. Aurora Gold's exploration strategy for the southern Tapajos will include the Bigode property in the planned airborne geophysics over all the company's properties to locate further mineralised vein systems, and to drill test their depth extensions in the near future.


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The  Bigode property adjoins the southeast portion of our highly prospective Sao
Domingos property, and is approximately 30 km North of our Santa Isabel property.

The property is located within the highly prospective Parauari Intrusive Suite, which is the host of several gold deposits and showings within the Southern Tapajos. Limited lithological inspection has shown the area is host to mineralised quartz veins. Similar to the Sao Domingo property, the dominant North and NNW structures are thought to represent relicts of the original mineralising event. Preliminary investigation of the property area has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites.

The MOU provides Aurora Gold Mineracao Ltda with a six month review period to access the gold potential of the property. If Aurora Gold Mineracao decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then Aurora Gold Mineracao would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. Aurora Gold Mineracao and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights.

The terms of the Bigode option agreement, as specified in the MOU, allow Aurora Gold Mineracao to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Bigode property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: October 30, 2006 - USD $60,000; October 30, 2007 - USD $80,000; October 30, 2008 - USD $90,000; October 30, 2009 - USD $100,000;
October 30, 2010 - USD $1,000,000 for a total of USD $1,330,000. The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of USD $500,000. The option agreement can be terminated at any time upon written notice to the vendor and Aurora Gold Mineracao will be free of any and all payment commitments yet to be due.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For  Further  information,  please  call  Klaus  Eckhof
Phone:            (+61)  8  9240-2836
Mobile:           (+61)  411-148-209
Address:          30  Ledger  Road,  Balcatta,  WA,  6021  Australia
Website:          www.aurora-gold.com

ON  BEHALF  OF  THE  BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.